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                                                                     EXHIBIT 3.1


                                     BY-LAWS
                                   AS AMENDED
                                       OF
                        REMINGTON OIL AND GAS CORPORATION

                                    PREAMBLE

The By-Laws of Remington Oil and Gas Corporation ("Remington" or the "Company") ("By-Laws") is one of the core corporate documents of the Company. The Restated Certificate of Incorporation of Remington, as may from time to time be amended ("Certificate of Incorporation") and filed with the Delaware Secretary of State, is the overriding corporate governance document. Apart from the Certificate of Incorporation and these By-Laws, the Company's Board of Directors has approved other documents (the "Corporate Charter Documents") which relate to the corporate governance of the Company. These Corporate Charter Documents include Remington's Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, and Executive Committee Charter. Additional documents may be adopted by the Board of Directors to be included as Corporate Charter Documents.

The By-Laws may be amended by the affirmative vote of at least 2/3rds of the voting members of the Board of Directors or the Company's stockholders. The Corporate Charter Documents shall be adopted and amended by the Board of Directors; however, in the event an amendment to the By-Laws approved by the Stockholders conflicts with the Corporate Charter Documents, the Board of Directors shall amend the Corporate Charter Documents in a manner as to comply with the By-Laws amendment.

                                    ARTICLE I

                      STOCKHOLDERS AND STOCKHOLDER MEETINGS

SECTION 1.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 1.2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time only by the Chairperson of the Board, the Lead Non-Management Director, the Company's Chief Executive Officer (the "Senior Officer"), or by resolution adopted by the affirmative vote of a majority of the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of meeting.

SECTION 1.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company.

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SECTION 1.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.5. QUORUM. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company to vote stock including, but not limited to, its own stock, held by it in a fiduciary capacity.

SECTION 1.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairperson of the Board or Lead Non-Management Director. If the Chairperson or Lead Non-Management Director is not present, the Company's Senior Officer shall preside. The Secretary of the Company, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 1.7. VOTING; PROXIES. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

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SECTION 1.8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 2.1. MAKEUP OF THE BOARD OF DIRECTORS. The Board of Directors shall consist of at least five members. No more than two of the directors may be employees of the Company. A majority of the Board of Directors shall be "Independent Directors." In order to be "Independent" a director must satisfy the following requirements for independence:

         - The director has no direct or indirect material relationship with the Company - director's fees are the only compensation the director may receive from the Company.

         - The director is not an officer or other employee of the Company and has not served in such position for the previous five years.

         - The director is not and has not been in the previous five years a partner or employee of or otherwise affiliated with the Company's present or former outside auditor or the Company's primary accounting firm on tax related issues.

         - The director is not a partner, significant shareholder, officer, consultant, or employee of an entity that has a business relationship or business interest in or with the Company.

         - The director must comply with all rules promulgated by the SEC and NYSE regarding independence.

         - The director is not and has not been for the past five years part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

The dictates as to independence ascribed to a director as set forth above shall also apply to members of the director's immediate family for purposes of determining "independence."

The Nominating and Corporate Governance Committee and then the Board of Directors must each find by the affirmative vote of a majority of its members that each Independent Director satisfies the above standards. In applying these standards the Nominating and Corporate Governance Committee and the Board of Directors as a whole shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

SECTION 2.2. TERM OF DIRECTORS

Unless a director is earlier removed or resigns, the term of each member of the Board of Directors shall be from the date of election by the stockholders until the next annual meeting of stockholders at which a quorum is present. Unless a director is earlier removed or resigns, the term of a director appointed by the Board of Directors to fill a vacancy or as a result of an increase in the number of members of the Board of Directors shall be from the date of appointment until the next annual meeting of stockholders at which a quorum is present.

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SECTION 2.3. STOCKHOLDER NOMINATIONS FOR DIRECTORS AND OTHER STOCKHOLDER
             PROPOSALS

         - Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Section 1.3 of Article I of these By-Laws, (b) by or at the direction of the Nominating and Corporate Governance Committee pursuant to Section 2.4 of these By-Laws, or (c) by any stockholder who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this subsection
                  (A) and this Section 2.3 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

         - A stockholder must give timely written notice to the Secretary of the Company in order to properly bring director nominations or other business before the annual meeting of stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy
                  (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholders propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

         - Notwithstanding anything in the second sentence of the paragraph immediately above in this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

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         -        Only persons who are nominated in accordance with the
                  procedures set forth in this Section 2.3 and Section 2.4 of these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. Except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or the Corporate Charter Documents, the Chairperson of the meeting shall have the power and duty to determine whether a stockholder nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth by this Section 2.3 and, if any proposed nomination or business is not in compliance with this Section 2.3, to declare that such defective proposal or nomination shall be disregarded.

         - For purposes of this Section 2.3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15 (d) of the Exchange Act.

         - Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
                  Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any right of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to rule 14a-8 under the Exchange Act.

SECTION 2.4. NOMINATION OF THE COMPANY'S SLATE OF DIRECTORS. Directors to be placed on the Company's slate of Directors to be presented at the Company's annual meeting of stockholders shall be nominated for election by the Nominating and Corporate Governance Committee in accordance with the Corporate Charter Documents. Each director so nominated must be approved by the affirmative majority of the Company's Board of Directors including a majority of the independent directors. Each nominee for director upon receiving the approval of the Board of Directors in the manner specified shall be placed on the Company's slate of director nominees to be presented at the Company's annual meeting.

SECTION 2.5. RESIGNATION OF DIRECTORS Any director may resign at any time upon written notice to the Board of Directors or the Company's Senior Officer or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise required by the Corporate Charter Documents or the letter of resignation no acceptance of such resignation shall be necessary to make it effective.

SECTION 2.6. REMOVAL OF DIRECTORS Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 2.7. DIRECTOR VACANCIES Unless otherwise provided in the Certificate of Incorporation, these By-Laws, or the Corporate Charter Documents, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. The Board of Directors may request that the Nominating and Corporate Governance Committee make a recommendation regarding potential directors to fill vacancies.

SECTION 2.8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time

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determine. Reasonable notice of a Regular Meeting of the Board must be provided to each director and the Company's Secretary.

SECTION 2.9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board, Lead Non-Management Director, the Company's Senior Officer, or by any two directors. Reasonable notice thereof shall be given to each director and the Company's Secretary by the person or persons calling the meeting.

SECTION 2.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.10 shall constitute presence in person at such meeting.

SECTION 2.11. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a majority of the Independent Directors is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation, these By-Laws or the Corporate Charter Documents shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

SECTION 2.12. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, Lead Non-Management Director or the Company's Senior Officer, or in their absence by a chairperson chosen at the meeting. The Secretary of the Company, or in the absence of the Secretary an Assistant Secretary of the Company, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the Chairperson of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.13. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation, these By-Laws or the Corporate Charter Documents, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 2.14. COMPENSATION OF DIRECTORS. Each non-employee director shall receive as compensation for serving as a Director:

         $20,000 annual retainer.

         $1,000 per attended meeting of the Board of Directors (The Chairperson of the Board will receive an extra $250 per meeting attended).

         Reimbursement of reasonable and necessary expenses related to his or her service as director.

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         Each non-employee director shall be entitled to receive director's fees in Company Common Stock pursuant to and in accordance with the Non-Employee Directors Stock Purchase Plan.

         Each non-employee director shall be eligible for equity based compensation awards.

Apart from the compensation listed above and committee fees, a non-employee director may have no other financial relationship with the Company. Director compensation may be changed from time to time based on a review of the Compensation Committee and the affirmative vote of two-thirds of the Board of Directors.

SECTION 2.15. ANNUAL PERFORMANCE REVIEW. Each director and the Board of Directors as a whole shall, on an annual basis, undergo a performance review. This review shall include one survey to be completed by each director which covers both the quantitative and qualitative requirements for a director as set forth in the Company's Corporate Governance Guidelines as well as the director's performance in general. The quantitative requirements will include background information to be used in determining independence. The completed survey of each director will be disseminated to every other director for review and critique, and then passed on to the nominating committee for use in the director nominations process. An additional survey will be completed by each director which focuses on the performance of the Board of Directors as a whole. Items in this survey will include the performance of the Board of Directors in relation to the Corporate Governance Documents and its oversight responsibility relating to company functions.

SECTION 2.16. ADVISORY MEMBERS OF THE BOARD. By a vote of a majority of the Elected Members of the Board of Directors, the Board may from time to time designate employees of the Company as "Advisory Directors" in order to utilize the experience and expertise of the designated employee on matters (except personnel matters including compensation) before the Board. Advisory Directors shall have no right to vote or receive compensation apart from the compensation received as an employee of the Company. Once designated, an Advisory Director, and until a majority of the elected members of the Board of Directors votes to withdraw the designation, the Advisory Director shall be entitled to receive all communications, concerning the issue(s) on which the employee has been designated an Advisory Director. Designation as an Advisory Director shall neither add, nor subtract, from the employee's indemnification rights accorded him or her under the Company's Corporate Documents. In addition, the designation of an Advisory Director as to a particular issue before the Board shall in no way relieve the Elected Members of the Board of Directors as a whole or as individual elected members, of any responsibility imposed by law upon the Board of Directors or any member thereof.

2.17. EMERITUS MEMBERS OF THE BOARD. By a vote of a majority of the Elected Members of the Board of Directors, the Board may from time to time designate a former director of the Company as a "Director Emeritus" in order to utilize the experience and expertise of the former director. Emeritus Directors shall have no right to vote. Once designated a Director Emeritus, he/she shall serve in such capacity until his/her resignation or removal by the vote of the majority of the Board. In addition, the designation of a Director Emeritus as to a particular issue before the Board shall in no way relieve the Elected Members of the Board of Directors as a whole or as individual elected members, of any responsibility imposed by law upon the Board of Directors or any member thereof.

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                                   ARTICLE III

                                   COMMITTEES

SECTION 3.1. COMMITTEES. The standing committees of the Board of Directors are:

         -        The Audit Committee

         -        The Nominating and Corporate Governance Committee

         -        The Compensation Committee

         -        The Executive Committee

The members of the Audit, Nominating and Corporate Governance, and Compensation Committees must be Independent Directors. The above committees shall be governed by the Corporate Charter Documents and, to the extent not contradictory to the Corporate Charter Documents, these By-Laws.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional committees, each such committee to consist of one or more of the directors of the Company ("Special Committees"). The Board of Directors shall determine the composition of and rules governing any Special Committee at the time of the Special Committee's formation.

Any committee, to the extent provided in the resolution of the Board of Directors, the Corporate Charter Documents or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, removing or indemnifying directors or amending these By-Laws; and, unless the resolution, these By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

SECTION 3.2. COMMITTEE MEMBER COMPENSATION. Each committee member will be paid $750.00 per attended committee meeting and committee meetings can be telephonic; however, if the committee meeting is held on the same day as a general Board of Directors meeting or in connection with such meeting, no additional fees will be paid. The Chairperson of each committee and the Chairperson/Lead Non-Management Director shall receive an additional $250 for each committee meeting for which payment is to be received.

SECTION 3.3. COMMITTEE RULES. Unless the Board of Directors otherwise provides in the Corporate Charter Documents, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors

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or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

SECTION 3.4. ADVISORS TO COMMITTEES. The Standing Committees of the Board are authorized and empowered to retain such independent advisors, including counsel that the respective committee may deem necessary in order to carry out its responsibilities. No engagement shall be a valid act of the committee and no compensation for the services of such advisors shall be paid by the Company unless, prior to such engagement, the Company Secretary was advised of the decision to engage the advisor, a preliminary budget for the engagement of the advisor was submitted to the Company Secretary, the identity of the advisor was made known to the Company Secretary so that conflicts could be checked and independence verified, and the Company Secretary was provided an undertaking by the committee chairperson that any and all letters, reports, and studies prepared by the advisor will be made known and made available to the Company's Board of Directors as a whole.

SECTION 3.5. ANNUAL PERFORMANCE REVIEWS. Annual performance reviews of each committee shall be required. A survey shall be completed by each member of the committee. This survey will poll how the committee has functioned in relation to its charter and with the Board of Directors as a whole.

SECTION 3.6. MINUTES OF COMMITTEE MEETINGS. At all meetings of any committee of the Board of Directors, whether standing or special, a committee member shall be designated to take notes of the meetings and prepare minutes of the proceedings. Preparation and presentation of the notices, agendas, and minutes to the Board of Directors of the Company shall be required before any committee member receives payment for fees and expenses relating to the meeting.

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                                   ARTICLE IV

        OFFICERS, CHAIRPERSON OF THE BOARD, LEAD NON-MANAGEMENT DIRECTOR,
                             COMMITTEE CHAIRPERSONS

SECTION 4.1. CHAIRPERSON OF THE BOARD, LEAD NON-MANAGEMENT DIRECTOR, COMMITTEE MEMBERS, COMMITTEE CHAIRPERSONS, OFFICERS. At its meeting held in conjunction with the annual meeting of stockholders in each year, the Board of Directors shall elect from among its members a director to serve in the position of Chairperson of the Board and a Director to serve in the position of Lead Non-Management Director. Additionally, the Board shall appoint the members of the committees of the Board of Directors in accordance with the applicable Corporate Charter Documents. Each committee shall at such time of appointment recommend to the Board of Directors for approval one of its members as its Chairperson. No director shall concurrently serve as chairperson of more than two of the standing committees of the Board of Directors. Further, the Chairperson of the Board and the Lead Non-Management Director may not concurrently serve as chairperson of more than one standing committee of the Board, nor shall the Chairperson of the Audit Committee concurrently serve as Chairperson of the Board, Lead Non-Management Director or as chairperson of another standing committee. In addition, the Board of Directors shall make any decisions concerning the Company's officers it deems appropriate and consistent with applicable law, the Certificate of Incorporation, these By-Laws, and the Corporate Charter Documents.

SECTION 4.2. OFFICERS - TERM OF OFFICE, REMOVAL, VACANCIES, RESIGNATIONS. The officers of the Company shall be appointed and serve at the pleasure of the Board of Directors. The Board of Directors shall designate the status of each officer as that of executive officer or non-executive officer. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting. Any officer may resign at any time upon written notice to the Board of Directors, the Chairperson, the Lead Non-Management Director, the Company's Senior Officer, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

SECTION 4.3. POWERS AND DUTIES. The officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary of the Company shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

                                    ARTICLE V

                                      STOCK

SECTION 5.1. CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairperson of the Board/Non-Management Director or the Senior Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, representing the number of shares of stock in the Company owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

So long as the Company is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1. FISCAL YEAR. The fiscal year of the Company shall be determined by the Board of Directors.

SECTION 6.2. SEAL. The Company may have a corporate seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

SECTION 6.4. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Each person who is or was a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has to ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6.5. TRANSACTIONS WITH AFFILIATES. Except as specified in the Corporate Charter Documents, the Company shall not enter into any transaction with an Affiliate of the Company which does not directly relate to an Affiliate's service as a director of the Company or as an employee of the Company. For purposes of this section and the Corporate Charter Documents, Affiliate shall mean an employee (except in the person's capacity as an employee), director (except in the person's capacity as a director), or greater than 10% stockholder of the Company and members of their immediate family. The Company shall make no loans to Affiliates nor guarantee any debt of an Affiliate.

SECTION 6.6. FORM OF RECORDS. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a

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reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 6.7. AMENDMENT OF BY-LAWS. By an affirmative vote of at least 2/3rds of the Board of Directors, the Board of Directors is expressly empowered to adopt, amend, or repeal the By-Laws of the Company. By the vote of at least 2/3rds of the stockholders the stockholders shall also have power to adopt, amend, or repeal By-Laws of the Company.